Exhibit 4.2


                 SEE TRANSFER RESTRICTIONS ON REVERSE SIDE.



00                                                                          00

                             OPTIO SOFTWARE, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

          AUTHORIZED COMMON SHARES, 100,000,000 SHARES NO PAR VALUE



                                  SPECIMEN

                             Zero And No/100 (0)

OF THE COMMON STOCK OF OPTIO SOFTWARE, INC. WHICH ARE FULLY PAID AND NON-ASSESSABLE AND WHICH ARE




                         ##th                       SEPTEMBER       99


____________________________________         _______________________________
                           SECRETARY                               PRESIDENT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT AND UNDER SUCH STATE LAW COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE 1933 ACT AND UNDER SUCH STATE LAWS, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND UNDER SUCH STATE LAWS.






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